UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

PROGENICS PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 PROGENICS PHARMACEUTICALS, INC.

SUPPLEMENT TO PROXY STATEMENT
FOR 2013 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2013

This Supplement to Progenics' May 2, 2013 definitive Proxy Statement for our upcoming 2013 Annual Meeting of Stockholders provides additional information concerning Proposals 1 and 3 in light of comments recently made by ISS Proxy Advisory Services, a provider of corporate governance solutions, concerning Proposal 1, and Glass, Lewis & Co., LLC, a governance analysis and proxy voting firm, concerning Proposal 3. Neither firm had any adverse recommendation on any other Proposal.

Because many, particularly large institutional, stockholders subscribe to ISS and Glass, Lewis recommendations, the recommendations are not generally available to stockholders who do not purchase their services, and because the Company has addressed the comments made by ISS concerning Proposal 1, the Company reiterates the Board's recommendation that stockholders vote FOR Proposals 1 and 3 as originally proposed.

Regarding Proposal 1 – Election of Directors:  As noted in our definitive Proxy Statement, and in light of the impending retirements of Messrs. Charles Baker and Briner as directors, we are currently considering several candidates for membership on the Company's Board of Directors, all of whom are independent under NASDAQ and SEC standards.  We will supplement the Proxy Statement with information concerning any such candidate(s) your Board determines to appoint as, or as a nominee for election as, director prior to the Meeting.

Each of the Board's committees, as well as the Board itself, currently meets, and the Company intends will at all times continue to meet, the composition and independence requirements of NASDAQ Marketplace and U.S. Securities and Exchange Commission rules.  Because, however, of the importance of its ongoing efforts to attract one or more new independent directors to the Board, as well as adverse consequences which could occur as a result of the departure from the Board of one or more current directors, the Company and MTS Health Partners, L.P. have today terminated effective immediately their 2012 financial advisory agreement referenced in the definitive Proxy Statement.  Our Board continues to deem the election of the six nominees for directors set forth in the May 2nd definitive Proxy Statement to be in the Company's and stockholders' best interest and recommends a vote FOR each of them.

Regarding Proposal 3 – the proposal to increase the authorized common stock under the Company's charter:  As noted in our definitive Proxy Statement, from our 1997 initial public offering until two years ago, the Company had a considerably smaller number of authorized shares.  In 2011 we added a number of shares less than necessary to be in line with similar biopharmaceutical companies, which we have concluded, in part from surveying peer companies, remains inadequate for today's markets.  We are this year proposing an additional increase in the Company's authorized shares to put them in the mainstream of similar small biopharmaceutical companies.

Progenics' Board continues to believe that the proposed increase is a prudent one.  The Company also believes that its Board and management are in a unique, and the best, position to make an informed, prudent estimate of future needs for issuing shares, and that in any event predicting the future use of shares by a biopharmaceutical company for financing, acquisition or compensation matters is both a highly challenging matter as well as one that requires deep understanding of the industry.  It also recognizes and complies with the Board's and management's fiduciary duties to stockholders and other statutory and regulatory protections provided to public company stockholders in stock issuance and other business matters. We do not currently expect to propose to add additional common shares to the Company's charter in the near future in the absence of a material change in our business.  Any such proposal, before or after the near future, would in all events be subject to stockholder approval.

For these reasons, our Board continues to deem the adoption of the proposed amendment of the Company's Restated Certificate of Incorporation as set forth in the May 2nd definitive Proxy Statement to be in the Company's and stockholders' best interest and recommends a vote FOR Proposal 3.

The Company has engaged the services of Georgeson Inc. to assist in the solicitation of proxies for the Annual Meeting, for which it will pay Georgeson a fee of $15,000 and reimburse it for out-of-pocket expenses which are expected to be minimal.  This Supplement should be read in conjunction with the Company's definitive Proxy Statement, which as supplemented hereby remains as described therein. If you have already voted your shares and do not wish to change your vote(s) on Proposal 1 or 3, no further action is necessary. You do not need to submit a new proxy card unless you wish to change your vote(s) on either Proposal. All validly executed proxy cards or votes cast via the Internet or telephone at any time (either prior to or after the date hereof) indicating a vote or votes on either Proposal will be deemed to constitute such vote(s) on that Proposal. If you have already voted your shares and you wish to change your vote(s) on any matter, you may revoke your proxy before it is voted at the Annual Meeting by either (i) submitting a new, proper proxy via the Internet or telephone after the date of the proxy, (ii) filing with our Corporate Secretary a written revocation, or (iii) attending the Meeting and voting in person.  For your convenience, another proxy card is being mailed to all stockholders of record with this Supplement. All stockholders who have not yet voted or who wish to change their vote(s) on Proposal 1 or 3 are urged to return the enclosed proxy card or otherwise vote their shares in the manner described above as soon as possible.

Our proxy materials are primarily available to stockholders on the Internet, as permitted by SEC rules. On or about May 2, 2013, we mailed to stockholders a Notice of Internet Availability of Proxy Materials that contains instructions on how to access the proxy materials online and how to request a printed or email copy. If you would like to receive a printed or email copy of those materials, including this Supplement, please follow those instructions. We are first making available this Supplement on or about June 4, 2013 at www.proxyvote.com. To view any or all of these documents, enter the 12-digit control number which appears on your Notice. Proxy materials and other SEC filings are also available on the Internet at our website, www.progenics.com, and on the SEC's EDGAR system, at www.sec.gov.

Shares of common stock represented by unrevoked proxies will be voted in accordance with the choice or instructions specified on the Proxy. It is the intention of the persons named in the Proxy, unless otherwise specifically instructed in the Proxy, to vote all proxies received by them as set forth in the Proxy Statement, including FOR the six nominees for directors, and FOR approval of the amendment of the Company's Restated Certificate of Incorporation, each as set forth in the May 2nd definitive Proxy Statement.

June 4, 2013

PROGENICS PHARMACEUTICALS, INC.
777 OLD SAW MILL RIVER ROAD
TARRYTOWN, NY 10591

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59PM EDT on the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59PM EDT on the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
VOTE IN PERSON
Attend the Annual Shareholders Meeting at 10:00AM EDT on Wednesday, June 12, 2013.
The Landmark at Eastview
Rockland Room
777 Old Saw Mill River Road
Tarrytown, NY 10591

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS
FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PROGENICS PHARMACEUTICALS, INC.
The Board of Directors recommends you vote FOR the Nominees named below:

1. Election of Directors

NOMINEES:
	For	Against	Abstain

01) Peter J. Crowley	☐	☐	☐
02) Paul J. Maddon	☐	☐	☐
03) Mark R. Baker	☐	☐	☐
04) Stephen P. Goff	☐	☐	☐
05) David A. Scheinberg	☐	☐	☐
06) Nicole S. Williams	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:
	For	Against	Abstain
2. Approval, on an advisory basis, of the compensation of the Company's named executive officers as disclosed in this year's Proxy Statement.	☐	☐	☐

3. Approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 80 million to 160 million.	☐	☐	☐

4. Approval of an amendment to the Company's 2005 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 8,450,000 to 10,450,000.	☐	☐	☐

5. Ratification of the selection of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for 2013.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
The Notice of Meeting & Proxy Statement, Form 10-K Wrap is/are available at www.proxyvote.com

PROGENICS PHARMACEUTICALS, INC. ANNUAL MEETING OF STOCKHOLDERS JUNE 12, 2013 - 10:00AM THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned(s) hereby appoint(s) Mark R. Baker and Angelo W. Lovallo, Jr., and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PROGENICS PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00AM EDT on June 12, 2013, at The Landmark at Eastview, 777 Old Saw Mill River Road, Tarrytown, NY 10591, Rockland Room, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

(Continued and to be signed on the reverse side)